UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

Siebert Financial Corp.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

653 Collins Avenue, Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 385-1861

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

On May 13, 2024, Siebert Financial Corp. (the “Company”) finalized discussions with its independent registered public accounting firm, Baker Tilly US, LLP (“Baker Tilly), that it was resigning its engagement with the Company upon completion of Baker Tilly’s review of the Company’s financial statements for the quarter ended March 31, 2024. The Company is in the process of selecting a new independent registered public accounting firm.

Baker Tilly’s report on the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through May 13, 2024, there were no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Baker Tilly’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company. During the same periods, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weakness related to the Company not designing and maintaining user access controls to ensure appropriate segregation of duties and adequate restricted user and privileged access to financial applications, data and programs to the appropriate personnel, as previously reported in the Company’s Form 10-K for the year ended December 31, 2023.

The Audit Committee has authorized Baker Tilly to respond fully to the inquiries of the Company’s successor auditor. The Company has provided Baker Tilly with a copy of the disclosures it is making in this Form 8-K and requested that Baker Tilly furnish the Company a letter addressed to the United States Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements. A copy of Baker Tilly’s letter, dated May 16, 2024, is filed as Exhibit 16.1 to this Form 8-K.

Forward-Looking Statements.

For purposes of this Current Report on Form 8-K (“Report”), the terms “Siebert,” “Company,” “we,” “us” and “our” refer to Siebert Financial Corp., its wholly-owned and majority-owned subsidiaries collectively, unless the context otherwise requires.

The statements contained throughout this Report, that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may appear throughout this Report. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our beliefs, objectives, and expectations as of the date hereof, are based on the best judgment of management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including the following: economic, social and political conditions, global economic downturns resulting from extraordinary events; securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans; and other consequences associated with risks and uncertainties detailed in Part I, Item 1A – “Risk Factors” of the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively, as well as in our filings with the Securities and Exchange Commission (“SEC”).

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this Report. You should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Report:

Exhibit Number	Description
16.1	Letter from Baker Tilly US, LLP to the Securities and Exchange Commission, dated May 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 16, 2024	SIEBERT FINANCIAL CORP.

	By	/s/ John J. Gebbia
John J. Gebbia
Chief Executive Officer
(Principal executive officer)

	By	/s/ Andrew H. Reich
Andrew H. Reich
Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Secretary
(Principal financial and accounting officer)

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